UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 30, 2006

0-15898

(Commission File Number)

CASUAL MALE RETAIL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	04-2623104
(State of Incorporation)	(IRS Employer Identification Number)

555 Turnpike Street, Canton, Massachusetts 02021

(Address of registrant’s principal executive office)

(781) 828-9300

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

ITEM 7.01 – Regulation FD Disclosure

On January 31, 2006, the Company issued a press release announcing that on January 30, 2006 the Company entered into a sale-leaseback transaction with Spirit Finance Corporation. A copy of the press release is attached to this report as Exhibit 99.1, and is incorporated herein by reference.

The Company expects to discuss this transaction at the Brean Murray, Carret Small Cap Institutional Conference ‘06 which will be held today, Tuesday, January 31, 2006. In additional to the slide presentation already filed by the Company on Form 8-K dated January 11, 2006, the Company will present two additional slides discussing the above sale/leaseback transaction. A copy of the additional slides for this presentation are attached to this report as Exhibit 99.2, and are incorporated herein by reference.

The slides contained in the exhibit include statements intended as “forward-looking statements.” These slides are being furnished, not filed, pursuant to Regulation FD. Accordingly, the slides will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of these slides are not intended to, and do not, constitute a determination or admission by the Company that the information in the slides is material or complete, or that investors should consider this information before making an investment decision with respect to the Company.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

Exhibit No.	Description
99.1	Press Release dated January 31, 2006

99.2	Slides discussing the Sale-Leaseback transaction for the Company’s investor presentation on January 31, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CASUAL MALE RETAIL GROUP, INC.

By:	/s/ DENNIS R. HERNREICH
Name:	Dennis R. Hernreich
Title:	Executive Vice President
and Chief Financial Officer

Date: January 31, 2006